                                                                   EXHIBIT 10.12

                          COLLATERAL ACCOUNT AGREEMENT

                                  July 5, 1999



TO:  Wells Fargo Business Credit, Inc.
     1740 Broadway
     Denver, Colorado 80274-8625

Re: Account No. 182-8109832 opened under the name "Wells Fargo Business Credit, Inc. -- Collateral Account for Chaparral Network Storage, Inc." maintained by Norwest Bank Colorado, National Association (the "Bank")

Ladies and Gentlemen:

         Chaparral Network Storage, Inc., a Delaware corporation, formerly known as Chaparral Technologies, Inc., (the "Borrower"), and the Bank are writing to confirm that they have agreed as follows:

         1. The Borrower will deposit in the referenced Account (the "Collateral Account") all collections of receivables and other cash proceeds of the collateral security granted to Wells Fargo Business Credit, Inc., a Minnesota corporation (the "Lender").

         2. The Collateral Account will be operated and maintained exclusively for the Lender's benefit. Amounts deposited in the Collateral Account shall not bear interest and shall not be subject to withdrawal by the Borrower, except after full payment and discharge of all the Borrower's obligations to the Lender and termination of all related credit facilities. The Borrower shall have no right to make or countermand withdrawals from the Collateral Account.

         3. The Borrower hereby pledges to and grants the Lender a security interest in all funds on deposit in the Collateral Account from time to time and all proceeds thereof, to secure payment of all of the Borrower's obligations to the Lender whether now existing or hereafter arising.

         4. After allowing two days for collection of items deposited in the Collateral Account, the Bank is authorized and agrees to transmit deposited funds in the amount of the deposit to Norwest Bank Minnesota, National Association, A.B.A. 091000019, for the Lender's account, account No. 6355010053, which will then be applied to the obligations of Borrower to Lender one additional day after receipt.

         5. If any item deposited in the Collateral Account is returned unpaid, the Bank will so notify the Lender and the Borrower.

         6. The Borrower hereby grants the Bank the right to charge general checking account No. 182-8109816 maintained by the Borrower with the Bank for any item deposited in the Collateral Account which is returned unpaid. The Bank, however, shall have no right to charge or offset amounts in the Collateral Account for items returned unpaid. Without limiting the generality of the foregoing, the Bank hereby waives any right of setoff it may have with respect to the Collateral Account.

         7. By accepting this Agreement, the Lender agrees to indemnify and reimburse the Bank, within ten (10) days after demand, for any item deposited in the Collateral Account which is returned unpaid and for which the Borrower does not indemnify the Bank provided that the Bank shall notify the Lender within five business days of the day the Bank learns that any item shall be or has been returned unpaid (whichever occurs first).

         8. The Borrower may not terminate this Agreement without obtaining the Lender's prior written consent. The Bank may not terminate this Agreement without 60 days' prior written notice to the Lender. The Lender may terminate this Agreement at any time, with or without cause.

         9. This Agreement shall be enforceable against the Borrower and the Bank by the Lender and the Lender's participants, successors and assigns. The Borrower and the Bank waive notice of the Lender's acceptance hereof.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         10. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Colorado. Each party consents to the personal jurisdiction of the state and federal courts located in the State of Colorado in connection with any controversy related to this Agreement waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by any of them in connection with this Agreement shall be venued in either the District Court for the City and County of Denver, Colorado, or the United States District Court, District of Colorado. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.



NORWEST BANK COLORADO, N.A.              CHAPARRAL NETWORK STORAGE, INC.


By: /s/ Illegible                        By: /s/ Douglas J. Lehrmann
   ------------------------------           ------------------------------
   Its Vice President                       Its Vice President, Finance
      ---------------------------              ---------------------------


Accepted:


WELLS FARGO BUSINESS CREDIT, INC.


By: /s/ Tim Ulrich
   ------------------------------
   Its Vice President





                                      -3-